UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2009
CAPITAL CORP OF THE WEST

(Exact Name of Company as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-27384 (Commission File Number)	77-0147763 (IRS Employer Identification No.)
2801 G Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)
(209) 580-4040
(Company’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
See Item 8.01 below with respect to the inability of Capital Corp of the West (the “Company”) to file its annual report on Form 10-K for the year ended December 31, 2008, and subsequent periodic reports.
As previously reported, County Bank, the Company’s wholly owned subsidiary, was closed by the California Department of Financial Institutions and FDIC on February 6, 2009. The FDIC transferred most of its assets and liabilities to another bank. County Bank no longer exists as an operating entity. The stock of the Bank was the principal asset of the Company but is now without value. The Company’s principal remaining assets at the closure date consisted of (i) cash and deposits of approximately $5,000,000 (includes cash and deposits at the Company and working capital at its non-bank subsidiary), (ii) shares of common stock of another financial institution with an estimated market value of approximately $2,000,000 or less, and (iii) ownership of a non-bank subsidiary engaged in a factoring business. The Company is in the process of selling the non-cash assets. The Company has sold some of the common stock listed in item (ii) above and is seeking to sell the remaining shares on the best terms it can arrange (this stock is thinly traded in the over the counter market). The Company has entered into a letter of intent to sell the factoring business for a net sale price of $850,000 and is negotiating a definitive agreement for such a sale. Failure to sell the factoring business intact is likely to result in a substantial loss (estimated at $2,000,000 to $3,000,000) on existing receivables. The Company’s known liabilities consist principally of current trade payables, $1,300,000 in deferred purchase price (not yet due) for its factoring subsidiary, $57,734,000 plus nearly 12 months’ accrued interest in trust preferred securities (discussed in Item 2.04 below) and an undetermined amount of deferred compensation and supplemental retirement plan benefits.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
U.S. Bank National Association is the trustee under an indenture dated as of June 23, 2006 for junior subordinated debt securities due September 15, 2036. The amount of these subordinated debt securities is $15,564,000 plus interest accrued since the Company elected in July 2008 to defer quarterly interest payments due for the second quarter and thereafter. On March 25, 2009, U.S. Bank as trustee sent a purported notice of default asserting that the closing of County Bank violated the provision of the indenture that prohibited the Company from selling, transferring or otherwise disposing of substantially all of the Company’s assets unless the successor assumed the Company’s obligations under the indenture and related junior subordinated debt securities. Under the indenture, the Company has 30 days after notice to remedy an alleged default before it can become an “Event of Default”. The Company has no plans to contest the closing of County Bank.
The notice also asserts that the seizure of the Bank violates or will violate provisions that (i) make it an event of default for a substantial portion of the Company’s property to become subject to a receivership if not remedied within 90 days and (ii) require payment of interest when it becomes due if not paid within 30 days.
Upon the occurrence of an event of default, the entire principal, premium and any accrued unpaid interest may be declared immediately due and payable without further action by either the trustee or the holders of the related trust preferred securities.
The Company has three other series of indentures and related trust preferred securities: indenture dated as of February 22, 2001 for junior subordinated deferrable interest debentures due 2031, for $6,186,000; indenture dated as of December 17, 2003 for floating rate junior subordinated deferrable interest debentures due 2033, for $10,310,000; and indenture dated as of October 31, 2007 for floating rate junior subordinated deferrable interest debentures due 2037, for $25,774,000. The Company previously provided trustees under each of the indentures with notice of the facts related to the closing of County Bank. Trustees under the other three indentures may take similar action.
Item 8.01. Other Events
On March 31, 2009, the Company filed Form 12b-25 with the Securities and Exchange Commission to report that it will not be able to file its annual report on Form 10-K for the year ended December 31, 2008, by the filing deadline or within 15 days thereafter. County Bank, the Company’s wholly owned subsidiary, was closed by the California Department of Financial Institutions and FDIC on February 6, 2009. The FDIC transferred most of its assets and liabilities to another bank. County Bank no longer exists as an operating entity. The Company had its former quarters at the Bank’s premises, and all of its records were maintained on systems at the Bank’s premises. Although the Company retains a copy of certain basic financial records, it no longer has access to those premises or systems. Since the closure, the Company has not engaged in any business operations other than to negotiate the sale of assets and identification of liabilities so it can distribute the proceeds to creditors. In substance, the Company is winding down its business. The only employees are the chief executive officer, who is working on a part-time, as-needed basis, and the chief financial officer. The Company no longer has any accounting or other staff other than the chief financial officer. As a result of the above factors, the Company no longer has the resources, staffing or access to its complete financial records needed to comply with reporting requirements in accordance with the Exchange Act.
The Company has reviewed guidance issued by the SEC with respect to modified reporting under the Exchange Act, including Staff Legal Bulletin No. 2 (CF), April 15, 1997, and Exchange Act Release No. 9660 (June 30, 1972). In reviewing such guidance, the Company made the following determinations:
a. Information regarding disclosure of financial condition.
Until its Form 10-K for the year ended December 31, 2008, becomes delinquent, the Company is current in its 1934 Act reports. The Company repeatedly cautioned that it might not be able to continue as a going concern in the following filings and related press releases:
•	Form 12b-25 filed November 12, 2008

•	Form 8-K filed November 13, 2008

•	Form 10-Q filed November 17, 2008

•	Form 8-K filed November 18, 2008

•	Form 8-K filed January 30, 2009
It reported the seizure of the Bank and the fact that liabilities were substantially greater than the value of assets in its Form 8-K filed February 9, 2009, the first business day following the seizure. It reported the suspension of trading and delisting by Nasdaq in its Form 8-K filed February 13, 2009. The Company believes that it has made adequate and timely disclosure of its financial condition.
b. Ability to continue Exchange Act reporting.
The Company is not able to continue Exchange Act reporting without undue hardship. It no longer has access to the premises or systems where its complete financial records through the bank closing date are stored. Its only staff are engaged in converting remaining non-cash assets to cash in order to be able to distribute them to creditors. The Company no longer has the resources, staffing or access to its complete financial records needed to comply with reporting requirements in accordance with the Exchange Act. The expense of continued reporting would substantially reduce the amount of funds ultimately available for distribution to creditors. The Company therefore has no practical means of continuing to file full periodic reports with respect to its financial condition and results of operations. The Company is able to file current reports on Form 8-K upon the occurrence of material events affecting it.
c. Market for issuer’s securities.
Nasdaq suspended trading of the Company’s common stock effective February 10, 2009, and formally removed the stock from Nasdaq listing effective March 23, 2009. On February 17, trading resumed in the pink sheets. In the three months preceding the seizure, the closing price ranged from a high of $2.48 on November 4, 2008, to a low of $0.15 on the day of the seizure. The trading price was below $0.02 per share from February 19 to March 23. On March 30, the closing price was $0.0220. Post-seizure trading volume has exceeded typical trading volume in the months preceding the seizure. The Company is not aware of the reason, other than the nominal trading price, for the volume of trading that has occurred since the seizure. Despite this trading activity, the cost of reporting compliance could exceed its recent and current market capitalization in a relatively short period of time.
In summary, the Company believes that common shareholders no longer have any equity in the Company and that the benefits to shareholders of full compliance with reporting requirements are outweighed by the costs to the issuer and its creditors of obtaining and reporting the information, even if obtaining and reporting the information were practicable. In place of full reporting, the Company intends to disclose to public investors any material developments relating to its disposition of assets and winding down on current reports on Form 8-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West (Company)
Dated: March 31, 2009	By:	/s/ David A. Heaberlin
David A. Heaberlin
Executive Vice President/Chief Financial Officer

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